As filed with the Securities and Exchange Commission on June 29, 2005
                                                Registration No. 333-
                                                                     -----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              KANSAS CITY SOUTHERN
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            44-0663509
-------------------------------                            -------------------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                             Identification No.)

                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


           1991 AMENDED AND RESTATED STOCK OPTION AND PERFORMANCE PLAN
           -----------------------------------------------------------
                            (Full Title of the Plan)

                              Jay M. Nadlman, Esq.
                              Kansas City Southern
                427 West 12th Street, Kansas City, Missouri 64105
                                 (816) 983-1384
    (Name, Address and Telephone, Including Area Code, of Agent For Service)

                                   Copies to:
                              John F. Marvin, Esq.
                               Diane M. Bono, Esq.
                          Sonnenschein Nath & Rosenthal
                          4520 Main Street, Suite 1100
                           Kansas City, Missouri 64111
                                 (816) 460-2400

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

-------------------------- ----------------- ------------------------- ------------------------- --------------------
   Title of securities       Amount to be        Proposed maximum          Proposed maximum           Amount of
    to be registered        registered(1)    offering price per share  aggregate offering price  registration fee(2)
-------------------------- ----------------- ------------------------- ------------------------- --------------------
      Common Stock            2,500,000              $19.58(2)              $48,950,000(2)             $5,761
  ($0.01 par value) (3)       shares (4)
-------------------------- ----------------- ------------------------- ------------------------- --------------------

(1) Includes associated rights to purchase Series A Preferred Stock of the Registrant.
(2) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based on the average of the high and low prices of a share of Common Stock of the Registrant reported for trading on the New York Stock Exchange on June 27, 2005.
(3) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(4) Such shares are in addition to the following shares of common stock previously registered with respect to the 1991 Stock Option Plan: 4,500,000 shares (Registration No. 333-58250); 6,000,000 shares (Registration No. 033-59388) and 5,100,000 shares (Registration No. 033-50517). Such numbers of shares have been adjusted to reflect the Registrant's stock splits effective March 17, 1993 (2-for-1), September 17, 1997 (3-for-1) and July 12, 2000 (1-for-2).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Kansas City Southern (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 1-4717) are hereby incorporated by reference and made a part of this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

     (c) The Registrant's Current Reports on Form 8-K filed on January 6, 2005, January 26, 2005, February 1, 2005, February 15, 2005, February 23, 2005, March 18, 2005, March 29, 2005, April 7, 2005, April 15, 2005, April 26, 2005, May 11,
2005, May 13, 2005, May 26, 2005,  June 1, 2005, June 6, 2005, June 9, 2005, and
June 14, 2005, and the Current Report on Form 8-K/A filed on February 14, 2005.

     (d) The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), and the associated Series A Preferred Stock Purchase Rights in the Registrant's Form 8-A filed on May 19, 1986, as amended by the Registrant's Form 8-A12B/A (Amendment No. 1) filed on November 6, 1995 and any amendment or report filed for the purposes of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all common stock registered hereby has been sold or which deregisters such common stock then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents," or individually as an "Incorporated Document"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL"), provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, committee of such directors or by independent legal counsel in a written opinion, that indemnification is proper because the indemnitee has met the applicable standard of conduct. Section 145 of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized under Section 145 of the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. Section 145 of the DGCL also provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

     The By-laws of the Registrant provide that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted under Section 145 of the DGCL. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Reference is made to Section 1 of Article IX of the Registrant's By-laws incorporated by reference as Exhibit 4.2 hereto.

     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL and any amendments thereto, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     In addition, the Registrant has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of the Registrant. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, the Registrant's determinations of indemnity are made by a committee of disinterested directors unless a change in control of the Registrant has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

     The exhibits are listed in the Exhibit Index of this registration statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     PROVIDED,  HOWEVER,  that the  undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 5, 2005.

                                     KANSAS CITY SOUTHERN


                                     By:  /s/ Michael R. Haverty
                                          -------------------------------------
                                          Michael R. Haverty
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Ronald G. Russ and James S. Brook, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 5, 2005 by the following persons in the capacities indicated.

SIGNATURE                           TITLE

/s/ Michael R. Haverty              Chairman of the Board of Directors;
--------------------------          President and Chief Executive Officer
Michael R. Haverty

/s/ Ronald G. Russ                  Executive Vice President and Chief Financial
--------------------------          Officer
Ronald G. Russ

/s/ James S. Brook
--------------------------          Vice President and Comptroller
James S. Brook

/s/ A. Edward Allinson
--------------------------          Director
A. Edward Allinson

/s/ Robert J. Druten
--------------------------          Director
Robert J. Druten

/s/ Michael G. Fitt
--------------------------          Director
Michael G. Fitt

/s/ James R. Jones
--------------------------          Director
James R. Jones

/s/ Thomas A. McDonnell
--------------------------          Director
Thomas A. McDonnell

/s/ Karen L. Pletz
--------------------------          Director
Karen L. Pletz

/s/ Rodney E. Slater
--------------------------          Director
Rodney E. Slater

                                  EXHIBIT INDEX


EXHIBIT NO.                  DESCRIPTION OF EXHIBIT

4.1 Exhibit 3.1 to the Company's Registration Statement on Form S-4 originally filed July 12, 2002 (Registration No. 333-92360), as amended and declared effective on July 30, 2002 (the "2002 S-4 Registration Statement"), Restated Certificate of Incorporation, is hereby incorporated by reference as Exhibit 4.1

4.2 The By-Laws of Kansas City Southern, as amended and restated to March 8, 2004, filed as Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 2003 (Commission File No. 1-4717), is incorporated herein by reference as Exhibit 4.2

4.3 Stockholder Rights Agreement by and between the Company and Harris Trust and Savings Bank dated as of September 19, 1995, which is attached as
     Exhibit 99 to the Company's Form 8-A dated October 24, 1995 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 4.3

4.4  Form of First Amendment to Rights  Agreement,  which is attached as Exhibit
     2.2 to the Company's Form 10-K for the year ended December 31, 2004 (Commission File No. 1-4717), is hereby incorporated by reference as
     Exhibit 4.4

4.5 Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan (as amended and restated effective as of May 5, 2005), which is attached as Exhibit 10.1 to the Company's Form 8-K filed on May 11, 2005 (Commission File No. 1-4717), is hereby incorporated by reference as
     Exhibit 4.5.

5.1  Opinion of Sonnenschein Nath & Rosenthal LLP

23.1 Consent of KPMG LLP

23.2 Consent of PricewaterhouseCoopers, S.C.

23.3 Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5.1)

24.1 Powers of Attorney (included on the signature page of this registration statement)